EXHIBIT 10.6


                             COLUMN FINANCIAL, INC.
                              Eleven Madison Avenue
                            New York, New York 10010

May 11, 2006

Morgans Hotel Group Co.
475 10th Ave.
New York, NY 10018
Attention: Ed Scheetz

Re: US$700,000,000.00 Credit Facility
-------------------------------------


Gentlemen:

     On behalf of MHG HR Acquisition Corp, a Delaware corporation (the "PURCHASER") that is owned in whole or in part by, and controlled by Morgans Hotel Group Co. ("MHG" or "YOU"), you have requested Column Financial, Inc. ("COLUMN" and, together with its affiliates, the "LENDER," "WE" or "US") to, and we are prepared to, make available to the Purchaser and certain of its affiliates, pursuant to a transaction structure to be mutually agreed upon by the parties hereto, acting reasonably, the credit facility described in the term sheet annexed hereto as EXHIBIT A (the "TERM SHEET") in an aggregate principal amount not to exceed US$700,000,000.00, subject to adjustment as provided in the Term Sheet (the "AGGREGATE COMMITMENT"), consisting of (a) one or more CMBS Loans (as hereinafter defined) or (b) to the extent that the conditions to the availability of CMBS Loans have not been satisfied or waived as to any portion of the Aggregate Commitment, a bridge loan (the "BRIDGE LOAN") in an amount equal to such portion of the Aggregate Commitment (up to the entire amount of the Aggregate Commitment, subject to the terms and conditions hereof), to finance (i) the acquisition (the "ACQUISITION") by the Purchaser, directly or indirectly, pursuant to a certain Agreement and Plan of Merger to be entered into by and among Purchaser and/or a wholly-owned subsidiary of Purchaser ("MERGERCO"), Hard Rock Hotel, Inc., a corporation organized under the laws of the State of Nevada ("TARGET"), and the stockholders of Target (the "MERGER AGREEMENT"), the Other Transaction Documents (as defined in the Merger Agreement) and the other agreements, documents and instruments required to be delivered in connection with the Acquisition pursuant to the Merger Agreement and/or the Other Transaction Documents (the Merger Agreement, the Other Transaction Documents, the PMR/RWB Escrow Agreement (as defined in the Merger Agreement), the Morton Indemnification Agreement (as defined in the Term Sheet) and such other agreements, documents and instruments, collectively, the "TRANSACTION DOCUMENTS"), of (A) 100% of the issued and outstanding capital stock of Target, which owns and operates the Hard Rock Hotel and Casino (the "RESORT"), (B) 100% of the tangible and intangible assets of PM Realty, LLC, a Nevada limited liability company ("PMR") and HR Condominium Investors (Vegas), L.L.C., a Delaware limited liability company ("HRCI"), including, without limitation, certain land and any improvements thereon adjacent to the Resort (the "ADJACENT PROPERTY"), (C) certain trademarks and other intellectual property rights related to the operation of the Resort that are currently owned by Peter A. Morton and/or his affiliates, as described on EXHIBIT C hereto (the "INTELLECTUAL PROPERTY"), and
(D) additional land adjacent to the Resort owned by Red White & Blue Pictures, Inc. ("PICTURES") and Picture's rights in the improvements thereon commonly known as the Hard Rock Cafe (the "CAFE PROPERTY"), (ii) the repayment, restructuring or redemption of certain existing indebtedness of Target, and
(iii) all transaction costs of the Acquisition and the foregoing refinancings (the transactions described in the foregoing CLAUSES (i) through (iii), collectively, the "TRANSACTIONS").

     As a result of the Acquisition, the Purchaser will gain control of all of Target's assets, including the Resort, the Adjacent Property, the Cafe Property and the other properties set forth in EXHIBIT B (collectively, the "PROPERTIES") and the Intellectual Property.

     In connection with the Transactions, the Purchaser is requesting the credit facility described in the Term Sheet (the "CREDIT FACILITY") in an aggregate principal amount to be disbursed in full upon the closing of the Acquisition, equal to the Aggregate Commitment, subject to adjustment as provided in the Term Sheet, comprised of (x) one or more mortgage and/or mezzanine loans (the "CMBS LOANS") to be borrowed by one or more newly formed, single purpose, bankruptcy remote direct or indirect subsidiaries of Purchaser or the Holdco Mezzanine Borrower (the "CMBS BORROWERS") and/or (y) to the extent that the conditions to the availability of the CMBS Loans have not been satisfied or waived as to any portion of the Aggregate Commitment, a Bridge Loan (together with the CMBS Loans, the "LOANS" and each a "LOAN") to be borrowed by Purchaser or one or more newly formed single purpose, bankruptcy remote subsidiaries of Purchaser (collectively, "HOLDCO"; Purchaser or Holdco, in its capacity as borrower under the Bridge Loan, the "BRIDGE BORROWER" and, together with the CMBS Borrowers, the "BORROWERS").

     To facilitate the foregoing, and as a condition to the Acquisition and any financing under the Term Sheet, the Purchaser will cause the reorganization of certain businesses, operations and assets of Target, in each case as required in order to effectuate the foregoing consistent with the material terms of the Term Sheet.

1.       COMMITMENT.

     In connection with the foregoing, Lender is pleased to advise you of its commitment to provide the entire principal amount of the Aggregate Commitment upon the terms and subject to the conditions set forth in this commitment letter (including the Term Sheet and other attachments hereto, collectively, this "COMMITMENT LETTER").

2.       REPRESENTATIONS AND WARRANTIES.

     You hereby represent and covenant that (a) all information (the "INFORMATION"), other than the financial information and projections ("PROJECTIONS"), that have been or will be made available to Lender by or on behalf of you or any of your representatives in connection with the Transactions, when taken as a whole, is or will be, when furnished, correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and

(b) the Projections that have been or will be made available to Lender by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon customary and reasonable accounting principles and based upon assumptions that are reasonable at the time they are made available to Lender (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control and no assurance can be given that any particular Projection will be realized). You agree that if at any time prior to the closing of the Credit Facility or any Loan you become aware that any of the representations in the preceding sentence are incorrect, in any material respect, you will promptly supplement the Information and the Projections so that such representations will be correct under those circumstances. In connection with our arranging and syndicating of the Credit Facility, and the origination, syndication or securitization of any Loan, we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.

3.       FEES; DEPOSITS; CERTAIN RIGHTS.

     As consideration for Lender's commitment hereunder, and the agreement of Lender to perform the services and make available the Credit Facility described herein, you agree to pay (or to cause the Borrowers to pay) to Lender the fees set forth in this Commitment Letter and in the fee letter dated the date hereof and delivered herewith with respect to the Credit Facility (the "FEE LETTER").

     In order to commence our underwriting review, the Purchaser shall pay to Lender, in addition to the Commitment Fee payable under the Fee Letter, a total of US$1,000,000.00 (the "GOOD FAITH DEPOSIT"), of which $250,000.00 shall be payable upon the execution of this Commitment Letter by you and the remaining $750,000.00 shall be payable upon execution and delivery of the Merger Agreement. The Good Faith Deposit shall be used for actual reasonable documented expenses incurred by Lender in connection with third party reports and other out-of-pocket expenses, including, without limitation, the fees and disbursements of Lender's external legal counsel and auditors, travel expenses, credit review costs, underwriting and due diligence fees and expenses and the fees of all third parties relating to any such underwriting and due diligence review; if the Good Faith Deposit is insufficient to cover the cost of any reports or professional fees incurred by Lender, then you shall remit to Lender, immediately upon demand, any such additional amounts necessary to pay for such expenses.

4.       CONDITIONS.

     In addition to those conditions set forth in the Term Sheet, the commitment of Lender hereunder is subject to (i) Transaction Documents, substantially in the form submitted to Lender for approval, having been executed and delivered by the Purchaser and each of the other parties thereto, and being and remaining in effect and there being no material amendment, supplement or other modification to any of the terms or conditions thereof or any of the schedules or attachments thereto or any material waiver by any party thereto or extension of any term or condition thereof, in each case to the extent adverse to Lender, unless consented to by Lender in Lender's sole discretion, exercised in good faith, and, in all other cases, in Lender's reasonable discretion, (ii) the Purchaser having received cash equity contributions from you and any non-controlling third party investors selected by you and otherwise reasonably acceptable to Lender

(the "THIRD PARTY EQUITY") in such amounts that, when added to the Aggregate Commitment and the cash held by Target and its consolidated subsidiaries, if any, (collectively, the "AGGREGATE CONSIDERATION") are sufficient to, without duplication, (A) consummate the Transactions, (B) defease, repay, discharge or otherwise satisfy in full the Company Bonds (as defined in the Merger Agreement) other than any Company Junior Notes (as defined in the Merger Agreement) that are not tendered in the tender offer relating thereto (with repayment of such Company Junior Notes to be and remain subordinate in all respects to all Loans under the Credit Facility and with all covenants thereunder that would be violated by the consummation of the Transactions or any closings under the Credit Facility, as well as certain other covenants required by Lender in its sole but reasonable discretion, having been eliminated), (C) satisfy all other existing indebtedness of Target and its consolidated subsidiaries, if any, other than (1) customary trade payables not overdue, (2) amounts payable under capital and equipment leases in the ordinary course of business, and (3) any Company Bonds that shall have been defeased and for which funds shall have been deposited in escrow on or prior to the Closing Date for repayment on the day after Closing, (D) pay all liabilities and obligations of Target and its consolidated subsidiaries, if any, arising as a result of the Acquisition, (E) pay all fees and expenses in connection with the Transactions (as defined below), and (F) fund reserves as required by the Term Sheet or otherwise, and such Aggregate Consideration shall be applied as provided in the foregoing CLAUSES (A) through (F) on the Closing Date, (iii) Lender having received true, correct and complete copies of all written information and materials supplied to you, the Purchaser or your affiliates prior to the Closing Date pursuant to the terms and conditions of the Merger Agreement, (iv) the execution and delivery of definitive documentation with respect to the Credit Facility consistent with the terms of this Commitment Letter and otherwise reasonably satisfactory to Lender, acting in good faith, (v) there not having occurred and be continuing a Parent Condition Failure or Company Condition Failure (as such terms are defined in the Merger Agreement), (vi) there not having occurred (A) except for the Transactions, since December 31, 2005, any event that has had or would reasonably be expected to have a "Material Adverse Effect" (as defined in the Merger Agreement) or (B) any material adverse change in the business, assets, results of operations or financial condition of MHG and its consolidated subsidiaries, taken as a whole, since the date of the audited financial statements included in MHG's 2005 Annual Report on Form 10-K as filed with the Securities and Exchange Commission (any of the events described in this clause
(vi) being referred to herein as a "COLLATERAL ADVERSE EFFECT"), (vii) each of the conditions precedent to the Acquisition set forth in the Transaction
Documents having been satisfied and the Acquisition being consummated simultaneously with the closing of the Credit Facility and any Loan being funded at such time, (viii) Lender having received all fees and reimbursements of all out-of-pocket expenses payable by the Borrowers in connection with the Credit Facility and any Loan being funded simultaneously with the Acquisition pursuant to this Commitment Letter and the Fee Letter, (ix) Purchaser and/or MergerCo having entered into an agreement, in form and substance acceptable to Lender in its reasonable discretion, with a minimum term of one year from the Closing Date, with any of the persons specified on SCHEDULE 1 hereto or another person or entity acceptable to Lender in its sole, but reasonable, discretion, exercised in good faith and giving due regard to factors such as prior gaming and licensing experience, industry reputation, creditworthiness and other factors customarily considered in recruiting, selecting and hiring persons or entities for gaming operations and licensing in the State of Nevada (any such person or entity, the "GAMING LICENSEE") that shall seek to obtain all Gaming Approvals (as defined in the Merger Agreement), and (x) your compliance with the terms and conditions of this Commitment Letter and the Fee Letter, if any failure to so comply

(except with respect to the other conditions set forth in this paragraph (the "OTHER CONDITIONS"), which such Other Conditions shall be satisfied without qualification) could reasonably be expected to have a Material Adverse Effect or a Collateral Adverse Effect, it being understood that Lender shall make the Credit Facility available and shall advance Loans thereunder as provided herein, subject, however to the satisfaction of each of the Other Conditions, notwithstanding your breach of a representation, warranty or covenant contained in Sections 2, 5, 6, 7 (other than the first sentence of Section 7), 9 or 13 of this Commitment Letter or any provision of the Fee Letter (other than the obligations referred to in clause (viii) above), so long as neither a Collateral Adverse Effect nor a Material Adverse Effect shall occur as a result thereof; PROVIDED that the funding of any Loan under such circumstances shall not be deemed to constitute a waiver by or on behalf of Lender of any of Lender's rights or remedies under this Commitment Letter, the Fee Letter, the Loan Documents or otherwise in respect of such breach.

     Notwithstanding anything to the contrary contained in the Loan Documents (as defined in the Term Sheet) or Section 2 of this Commitment Letter, it shall not be a condition to the availability of the Bridge Loan on the Closing Date that any representation or warranty relating to Target, its affiliates and their businesses and assets be true and correct as of the Closing Date other than (a) the representations and warranties made by Target and its affiliates in the Merger Agreement and the Other Transaction Documents (as defined in the Merger Agreement) (the accuracy of which will be certified by Target and its affiliates on the Closing Date) in each case, to the extent any breach of such representations and warranties by Target and/or its affiliates would give you the right to terminate the Merger Agreement, and (b) the representations and warranties of Borrowers to be included in the Loan Documents, as described in the Term Sheet, relating to corporate power and authority, due authorization, execution and delivery, legality, validity, binding effect and enforceability of the Credit Facility, the validity, perfection and first priority of the security interests in the Properties, the Bridge Collateral, the Holdco Mezzanine Collateral, the IP Collateral and the other collateral for the CMBS Loans, and no conflicts with, among other things, agreements binding upon you or your affiliates (the representations and warranties described in clauses (a) and (b), collectively, the "CLOSING REPRESENTATIONS"), it being understood and agreed that the accuracy of each of the Closing Representations shall be a condition to the availability of the Credit Facility and the funding of any Loans thereunder. Notwithstanding the foregoing, Lender's funding of any Loan on the Closing Date despite the existence of any breach of a representation or warranty contained in the Loan Documents shall not be deemed to constitute a waiver of any of Lender's rights or remedies under the Loan Documents or otherwise in respect of such breach, and Lender shall not be required to fund any Loan under the Credit Facility if any breach by any party of any representation or warranty contained in the Loan Documents, the Merger Agreement, the Other Transaction Documents, this Commitment Letter or elsewhere could reasonably be expected to have a Collateral Adverse Effect.

     No term, condition, right, remedy or other provision of the Merger Agreement or any of the Other Transaction Documents shall be deemed to limit or otherwise modify, in any manner, any of the terms, conditions, qualifications, limitations, rights or remedies of Lender set forth in this Commitment Letter and no approval or deemed approval or waiver or deemed waiver thereunder shall be deemed to represent Lender's approval or waiver under this Commitment Letter, unless Lender shall have expressly granted such approval or waiver in writing.

5.       INDEMNIFICATION.

     You agree (a) to indemnify and hold harmless Lender, any Syndicated Lender (as defined in SECTION 13 below) and their respective affiliates and each of their respective officers, directors, employees, agents, controlling persons, members and successors and assigns (each, an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Transactions, the Credit Facility or any related transaction, or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrowers, the Purchaser, Target or any of their respective affiliates), and to reimburse each such Indemnified Person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, PROVIDED that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Person, and (b to reimburse Lender, from time to time, upon presentation of a summary statement, for all reasonable out-of-pocket expenses (including but not limited to expenses of Lender's due diligence investigation, consultants' fees, syndication expenses, travel expenses and fees, disbursements and other charges of counsel), in each case, incurred in connection with the Credit Facility, and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letter, the definitive documentation for the Credit Facility and any ancillary documents or security arrangements in connection therewith. Notwithstanding any other provision of this Commitment Letter, no Indemnified Person shall be liable for any indirect, special, punitive or consequential damages in connection with its activities related to the Credit Facility.

6.       SHARING INFORMATION; ABSENCE OF FIDUCIARY RELATIONSHIP; AFFILIATE
         ACTIVITIES.

     You acknowledge that Lender and any Syndicated Lenders and their respective affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise. Neither we nor any of our affiliates will disclose confidential information obtained solely from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies or in any manner in connection with the performance by us of services for other companies. You also acknowledge that neither we nor any of our affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter or to furnish to you, confidential information obtained by us from other companies.

     You further acknowledge and agree that (a) no fiduciary relationship between you and Lender is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether Lender has advised or is advising you on other matters, (b) Lender, on the one hand, and you, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of Lender, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment

Letter, (d) you have been advised that we are engaged in a broad range of transactions that may involve interests that differ from your interests, including the foregoing, and that we have no obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, and (e) you waive, to the fullest extent permitted by law, any claims you may have against Lender for breach of fiduciary duty or alleged breach of fiduciary duty and agree that Lender shall have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.

     You further acknowledge that Column and its affiliates are full service securities firms engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Column or its affiliates may provide investment banking and other financial services to, and/or acquire, hold or sell, for their own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you or your respective affiliates, the Borrowers, the Purchaser, Target and other companies with which you or your affiliates, the Borrowers, the Purchaser or Target may have commercial or other relationships and/or conflicts of interest.

7.       ASSIGNMENTS, AMENDMENTS, GOVERNING LAW, ETC.

     This Commitment Letter (i) shall not be assignable by you without our prior written consent, which such consent may be granted or withheld in our sole discretion, and any attempted assignment without such consent shall be null and void, (ii) is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), and (iii) is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons). Lender may assign and delegate its obligations hereunder to any of its affiliates or any prospective Syndicated Lender (as defined below) whereupon Lender will be released from the portion of its obligations so assigned; PROVIDED that any such assignment by Lender shall not relieve Lender of its obligation to fund any Loan upon satisfaction of the terms and conditions therefore set forth in the Term Sheet. Any and all obligations of, and services to be provided by, Lender hereunder (including, without limitation, Lender's commitment) may be performed and any and all rights of Lender (or any Syndicated Lender pursuant to SECTION 13 below) may be exercised by or through any of their respective affiliates or branches. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by Lender and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. You acknowledge that information and documents relating to the Credit Facility may be transmitted through Syndtrak, Intralinks, the internet, e-mail, or similar electronic transmission systems, and that Lender shall not be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner. Lender may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials in the form of a "tombstone" or otherwise describing the names of the Borrowers and their affiliates (or any of them), and the amount, type and closing date of such Transactions, all at Lender's expense. This Commitment Letter supersedes all prior understandings, whether written or oral, between us with respect to the Credit Facility. THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.       JURISDICTION.

     Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

9.       CONFIDENTIALITY.

     (a) This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor any of its terms or substance, nor the involvement of Lender or any Syndicated Lender pursuant hereto, shall be disclosed by you, directly or indirectly, to any other person except (i) to your officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis or (ii) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof); PROVIDED that you may disclose this Commitment Letter, but not the Fee Letter, and the contents hereof (A) to Target and its officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, (B) to any Third Party Equity, (C) to other lenders providing any portion of the financing for the Transactions as permitted hereby,
(D) in any prospectus or other offering memorandum relating to any financing contemplated by the Credit Facility, (E) to any rating agencies that shall be engaged to rate any portion of the Loans in connection with any Syndication (hereinafter defined), or (F) in any press release reasonably approved by Lender.

     (b) Notwithstanding anything herein to the contrary, any party to this Commitment Letter (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Commitment Letter and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Commitment Letter, and (ii) no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws. For this purpose, the tax treatment of the transactions contemplated by this Commitment Letter is the purported or claimed U.S. federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of such transactions.

10.      SURVIVING PROVISIONS.

     The compensation, reimbursement, indemnification, confidentiality, syndication, jurisdiction, governing law, and waiver of jury trial provisions contained herein and in the Fee Letter and the Term Sheet shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Lender's commitment hereunder; PROVIDED that none of the indemnification provisions set forth herein shall apply to MHG from and after the funding of any Loans under the Credit Facility and MHG is expressly released from its indemnification obligations hereunder; PROVIDED, FURTHER, that nothing in the foregoing proviso shall apply to, or in any way limit or modify, any separate guaranty or indemnity that may be provided by MHG under the Loan Documents, or any obligation of Target after the Acquisition as a result of the merger contemplated by the Merger Agreement.

11.      WAIVER OF JURY TRIAL.

     EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.

12.      PATRIOT ACT NOTIFICATION.

     Lender and any Syndicated Lenders hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (as the same may be extended and in effect from time to time, the "PATRIOT ACT"), Lender and each Syndicated Lender is required to obtain, verify and record information that identifies the Borrowers, which information includes the name, address, tax identification number and other information regarding the Borrowers that will allow Lender or such Syndicated Lender to identify the Borrowers in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to Lender.

13.      SYNDICATION, ASSIGNMENT, PARTICIPATION.

     (a) Lender reserves the right, as the case may be, prior to or after the closing of the Credit Facility or any loan thereunder to syndicate, assign, participate, sell, securitize or otherwise transfer (collectively, a "SYNDICATION") all or any portion of the Credit Facility and any remaining commitment hereunder to one or more banks, financial institutions or other institutional or conduit lenders (the "SYNDICATED LENDERS"). We may commence Syndication efforts promptly upon the execution of this Commitment Letter and you agree actively to assist us in completing a Syndication satisfactory to Lender, in its reasonable judgment, provided that the success of any Syndication shall not be a condition to Lender's commitment hereunder. Lender acknowledges and agrees that no assignment and assumption by any assignee of any obligations of Lender in respect of any portion of its commitment hereunder shall relieve Lender of its obligations hereunder with respect to such portion of the Commitments prior to the Closing Date. Such assistance shall include (i) your using commercially reasonable efforts to ensure that any Syndication efforts benefit materially from your and the Target's existing lending and investment banking relationships, (ii) direct contact between your senior management, representatives and advisors and the proposed Syndicated Lenders (and your using commercially reasonable efforts to cause direct contact between senior management, representatives and advisors of Target), (iii) your assistance in the preparation of a Confidential Information Memorandum (and your using commercially reasonable efforts to cause the assistance by Target) for any facility hereunder and other marketing materials to be used in connection with the Syndication, (iv) using your commercially reasonable efforts, both before and after the launch of the Syndication, to assist the Syndicated Lenders to obtain ratings for any Loans from each of Standard & Poor's Ratings Service and Moody's Investors Service, Inc., (v) your providing or causing to be provided a detailed business plan or projections of Target and its subsidiaries for the years 2006 through 2010 and for the eight quarters beginning with the first quarter of 2006, and (vi) the hosting, with Lender, of one or more meetings of prospective Syndicated Lenders (and your using commercially reasonable efforts to cause direct contact between senior management, representatives and advisors of Target at such meetings). To assist us in our Syndication efforts, you agree promptly to prepare and provide to us all information with respect to the Borrowers and their respective subsidiaries, the Acquisition and the other transactions contemplated hereby, including all Information and Projections as we may reasonably request. You agree, at our request, to assist in the preparation of a version of the Confidential Information Memorandum and other marketing materials and presentations to be used in connection with the Syndication of the Credit Facility, including information and documentation that are either (i) publicly available or (ii) not material with respect to the Purchaser, Target or their respective subsidiaries or any of their respective securities for purposes of foreign, United States Federal and state securities laws or (iii) not subject to any confidentiality obligation set forth herein or any other agreement regarding confidentiality between the undersigned and Target (all such information and documentation being "PUBLIC INFORMATION"). Any information and documentation that is not Public Information is referred to herein as "PRIVATE INFORMATION". You further agree that each document provided by you to us or to any Syndicated Lender in connection with the facilities or indebtedness hereunder or any Syndication thereof will be identified by you as either (i) containing Private Information or (ii) containing solely Public Information.

     (b) Lender will manage all aspects of any Syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among Syndicated Lenders, any naming rights and the amount and distribution of fees among Syndicated Lenders. To assist us in our Syndication efforts, you agree promptly to prepare and provide (and to use commercially reasonable efforts to cause Target to provide) to us all information with respect to the Purchaser, Target, the Borrowers and their respective subsidiaries,  the  Acquisition  and the  other  transactions  contemplated hereby, including all financial information and projections, as we may reasonably request.

14.      ACCEPTANCE, EFFECTIVENESS AND TERMINATION.

     (a) If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter (including the Term Sheet) and the Fee Letter by returning to us executed counterparts hereof and thereof, together with the Good Faith Deposit, not later than 5:00 p.m., Eastern Standard Time, on May 12, 2006 (the "EXPIRATION DATE"). Notwithstanding anything herein to the contrary, Lender shall not be obligated to provide any portion of the Aggregate Commitment, and the Aggregate Commitment shall not be available to you, unless and until Target and/or its affiliates shall have accepted your Acquisition proposal in writing and executed and delivered the Merger Agreement and you shall have paid the Commitment Fee in accordance with the Fee Letter.

     (b) Lender's obligations hereunder will expire, and this Commitment Letter shall be null and void, in the event that we have not received executed counterparts of this Commitment Letter and the Fee Letter, together with the portion of the Good Faith Deposit payable upon your execution hereof, on or prior to the Expiration Date. In addition, (i) if the Target and/or its affiliates have not accepted your Acquisition proposal in writing, and executed the Merger Agreement, on or prior to May 15, 2006 (the "BID ACCEPTANCE EXPIRATION DATE"), (ii) if the Merger Agreement shall have been terminated at any time, or (iii) if your Acquisition proposal shall have been accepted and the Merger Agreement shall have been executed on or prior to the Bid Acceptance Expiration Date, but the conditions to the financing contemplated by this Commitment Letter shall not have been satisfied or such financing shall otherwise not have been consummated on or prior to February 11, 2007 or such later date to which the Outside Date under the Merger Agreement shall have been extended with our prior consent (the "OUTSIDE CLOSING DATE"), then this Commitment Letter and our commitment to provide the Aggregate Commitment as provided herein shall, in each such case, automatically terminate and be of no further force or effect.

                            [signature page follows]

         We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

                                                     Very truly yours,


                                                     COLUMN FINANCIAL, INC.



                                                     By:    /s/ Anthony Orso
                                                         -----------------------
                                                         Name:  Anthony Orso
                                                         Title: Vice President


Accepted and agreed to as of
the date first above written:

MHG HR ACQUISITION CORP


By:    /s/ W. Edward Scheetz
    --------------------------
    Name:  W. Edward Scheetz
    Title: President

MORGANS HOTEL GROUP CO.



By:    /s/ W. Edward Scheetz
    --------------------------
    Name:  W. Edward Scheetz
    Title: Chief Executive Officer

                                                                       EXHIBIT A



                           CREDIT FACILITY TERM SHEET

                     MAXIMUM $700,000,000.00 CREDIT FACILITY
                    SUMMARY OF PRINCIPAL TERMS AND CONDITIONs


Capitalized terms used but not defined herein shall have the meanings given to such terms in the Commitment Letter (the "COMMITMENT") to which this Term Sheet is attached as EXHIBIT A. All monetary amounts set forth in this Term Sheet are denominated in United States Dollars.

LENDER:        Column Financial, Inc. or one or more of its affiliates

CREDIT
FACILITY:      A credit facility (the "CREDIT FACILITY"), in an aggregate amount up to the Aggregate Commitment,  comprised of (a) (i) one or more mortgage  loans  to the  owner  of one or more of the  Properties
               (collectively, the "MORTGAGE LOANS") and/or one or more levels of
               mezzanine   financing   relating   thereto   (collectively,   the
               "MEZZANINE  LOANS")  and/or  (ii) a mezzanine  loan (the  "HOLDCO
               MEZZANINE LOAN"; and, together with the Mortgage Loans and the Mezzanine Loans, the "LONG-TERM LOANS") to Purchaser or one or more newly formed, single purpose, bankruptcy remote wholly-owned subsidiaries of Purchaser that will, upon the effectiveness of the Acquisition, directly or indirectly own all of the Properties and the Intellectual Property (collectively, "HOLDCO") and/or (b) to the extent that the conditions to the availability of CMBS
               Loans set forth below have not been satisfied, or waived by Lender, as to any portion of the Aggregate Commitment, a bridge loan (the "BRIDGE LOAN" and, together with the Long-Term Loans, the "LOANS") in a principal amount equal to the Bridge Funding
               Amount, to Purchaser or Holdco, in each case, as required by Lender. Each of the Loans may be severed, at Lender's discretion, into two or more tranches of notes, including but not limited to, senior and junior notes or participations; PROVIDED that, except as the result of amortization of the Loans arising from any prepayments thereof following any Property release, casualty or condemnation or event of default, the weighted average interest rate of all tranches of notes shall, at all times during the term of the Credit Facility, in the aggregate, equal the weighted average interest rate of the Loans as of the Closing Date.

AVAILABILITY;
NET
REFINANCING
OF BRIDGE
LOAN: The Bridge Loan must be fully drawn in a single drawing at or immediately prior to the Effective Time under the Merger Agreement (the "CLOSING DATE"). Amounts borrowed under the Credit Facility that are repaid or prepaid may not be reborrowed, except that the Bridge Loan may be refinanced as one or more Long-Term Loans by Lender in its sole discretion as described in the immediately following paragraph. Any amounts to be advanced as Long-Term Loans in repayment of the Bridge Loan may, in the sole discretion of Lender be advanced on a net financing basis by increasing the amount outstanding under any outstanding Long-Term Loan by such amount and decreasing the amount outstanding under the Bridge Loan by a corresponding amount.


                                   Exhibit A-1

CONVERSION TO
CMBS
FINANCING:     To the extent that any  portion of the  Aggregate  Commitment  is funded as a Bridge Loan,  such Bridge Loan will be  refinanced as
               Long-Term  Loans  under  the  Credit  Facility,  so  long  as the
               conditions  to  Long-Term  Loans   described   herein  have  been
               satisfied or waived, or the Bridge Loan may be refinanced, at the election  of Lender and  Purchaser,  with  other  CMBS  financing arranged  with  Lender  on  terms  no less  favorable  to  Bridge
               Borrower than the terms  applicable to Long-Term Loans hereunder,
               subject,   however,  to  Lender's   then-effective   underwriting
               criteria and terms for loans of such type, but any failure to convert the Bridge Loan to CMBS financing as contemplated hereby shall not relieve the Borrowers from any of their obligations hereunder with respect to any Loans.

PROPERTIES:    The Hard Rock Hotel and Casino (the  "RESORT"),  certain land and any  improvements  thereon  adjacent to the Resort (the "ADJACENT
               PROPERTY"),  additional  land adjacent to the Resort owned by Red
               White & Blue Pictures,  Inc. ("PICTURES") and Picture's rights in the  improvements  thereon  commonly  known as the Hard Rock Cafe
               (the  "CAFE  PROPERTY")  and  other   properties,   all  as  more
               particularly   identified   on   EXHIBIT  B  to  the   Commitment
               (collectively, the "Properties").

INTELLECTUAL
PROPERTY:      The  trademarks  and other  intellectual  property  identified on
               EXHIBIT C to the Commitment, together with all rights therein or arising thereunder (collectively, the "INTELLECTUAL PROPERTY").

AGGREGATE
COMMITMENT:    The  lesser of (a)  $700,000,000.00  or (b) 82.5% of  Capitalized
               Cost,  MINUS, in either case, the amount of any Company Bonds (as defined in the Merger  Agreement) that are not defeased,  repaid, discharged  or otherwise  satisfied as of the Closing  Date.  For purposes of the  foregoing,  "CAPITALIZED  COST" means the sum of
               (i) the  aggregate  consideration  paid by the  Purchaser and its affiliates in connection with the Acquisition, (ii) the aggregate closing costs  incurred by the  Purchaser in connection  with the
               Acquisition,  including,  without limitation, such costs as title search and  policy  fees and  premiums,  survey  fees,  brokerage commissions,  attorneys  fees and expenses and the costs incurred for the preparation of engineering,  environmental, marketing and other due diligence  reports in anticipation of the  Acquisition, but  excluding  fees  or  expenses  of  any  nature  paid  to any affiliate of the Purchaser (except for such sums as are disclosed in writing to Lender and, in any event, are not in excess of sums which would  otherwise be payable to an unrelated third party for similar services), (iii) all costs and fees incurred by Lender in
               connection  with  the  preparation,  negotiation,   consummation,
               execution, administration,  repayment, collection and enforcement of the Credit  Facility  and any  approval,  consent,  amendment,
               modification  or  waiver  related   thereto,   and  (iv)  amounts
               necessary  to fund the  reserves  required  pursuant to this Term
               Sheet.  The costs and fees  referred to in the  foregoing  clause
               (iii) and the reserve amounts referred to in the foregoing clause
               (iv) may be funded, in Lender's sole discretion, on a net basis from the proceeds of any Loans funded on the Closing Date.

BRIDGE
FUNDING
AMOUNT: The Aggregate Commitment less any amount funded as Long-Term Loans on the Closing Date.


                                   Exhibit A-2

BORROWERS:     In the case of the  Bridge  Loan,  Purchaser  or Holdco  (in such capacity, the "BRIDGE BORROWER"). Lender shall be reasonably satisfied with the capitalization, structure, single purpose nature and equity ownership of the Bridge Borrower, both before and after giving effect to the Acquisition.

               In the case of Mortgage Loans or Mezzanine Loans, one or more newly formed, single purpose, bankruptcy remote direct or indirect subsidiaries of Purchaser or Holdco with each such borrower having two independent directors and owning one of the Properties (each, a "CMBS BORROWER" and collectively the "CMBS BORROWERS"). Lender shall be reasonably satisfied with the capitalization, structure, single purpose nature and equity ownership of each CMBS Borrower under the Mortgage Loans and Mezzanine Loans, after giving effect to the Acquisition. The obligations of CMBS Borrowers shall be joint and several.

               In the case of the Holdco Mezzanine Loan, Purchaser or Holdco (in such capacity, the "HOLDCO MEZZANINE BORROWER" and, together with the CMBS Borrowers, the "LONG-TERM BORROWERS" and, together with the CMBS Borrowers and the Bridge Borrower, the "BORROWERS"). Lender shall be reasonably satisfied with the capitalization, structure, single purpose nature and equity ownership of the Holdco Mezzanine Borrower, both before and after giving effect to the Acquisition.

               Each Borrower shall deliver a customary non-consolidation opinion with respect to its parent and any other guarantors that is reasonably acceptable to Lender.

USE OF
PROCEEDS:      The proceeds of the Loans shall be used by the  Borrowers  solely to (a) finance the aggregate consideration payable to consummate the Acquisition under the Acquisition Agreement, (b) satisfy all existing indebtedness of Target and its subsidiaries, if any, other than trade payables and capital and equipment leases in the ordinary course of business and (c) pay fees and expenses required to be paid by Purchaser or any of its subsidiaries in connection with the Transactions. The proceeds of the Long-Term
               Loans shall be loaned, directly or indirectly, by the Borrowers to the Purchaser on the Closing Date as an inter-company loan, on customary terms reasonably acceptable to Lender, solely for purposes of consummating the Acquisition.

INTEREST
RATE: The Interest Rate will be 30-day LIBOR plus the applicable Interest Rate Spread. The Interest Rate shall be adjusted on the first day of each calendar month or such other day of each calendar month as determined by Lender (rounded up to the nearest 1/100th of 1%), based upon the LIBOR rate in effect on the date that is two London business days prior to the adjustment date. Interest will be payable monthly in arrears on an actual/360 basis. Payments on the Loans shall be made on the 9th day of each calendar month (the "PAYMENT DATE").

INTEREST
RATE SPREAD:   BRIDGE LOAN:  385 basis  points;  provided that the Interest Rate
               Spread applicable to the Bridge Loan will increase by 25 basis points every 90 days after the Closing Date until the Bridge Loan is either refinanced or repaid in full. In connection with each such increase in the Interest Rate Spread, Bridge


                                   Exhibit A-3

               Borrower shall obtain an adjusted Interest Rate Cap that gives effect to such increase.

               LONG-TERM LOANS: 385 basis points

INTEREST
RATE CAP:      Each  Borrower  will be required to purchase an interest rate cap
               (the "INTEREST RATE CAP") (i) for the initial term of its applicable Loan, at a 30-day LIBOR strike price which shall be no greater than 5.5%, and (ii) for any extension term of such Loan, at such strike price and on such terms and conditions as shall be acceptable to Lender in its sole discretion at such time. The
               Interest Rate Cap provider must be rated at least "AA" by Standard & Poor's Rating Services and Moody's Investors Service,
               Inc.  and  otherwise be  reasonably  acceptable  to Lender.  Each
               Interest Rate Cap shall be in a notional amount equal to the aggregate amount of the applicable Loan.

AMORTIZATION:  Interest only,  subject to any prepayments  permitted or required hereunder (see "PROPERTY RELEASES" and "MANDATORY PREPAYMENTS" below).

LOAN
ORIGINATION
FEE:           BRIDGE LOAN:  0.50% of the Bridge Funding Amount

               LONG-TERM LOANS: 0.50% of the principal amount of such Long-Term Loan; provided that no Loan Origination Fee shall be payable on any Long-Term Loan that is funded in connection with the refinancing of any portion of the Bridge Loan within 90 days after the Closing Date. A Loan Origination Fee shall be payable with respect to all Long-Term Loans funded on the Closing Date and all Long-Term Loans funded later than 90 days after the Closing Date.

               In each case, the Loan Origination Fee shall be earned and payable on the date of funding of the Loans.

EXIT FEE:      On repayment or  prepayment  of any portion of any Loan,  an exit fee of 0.50% of the paid amount (including, at maturity, the entire outstanding principal amount of the Loans) shall be due and payable to Lender, unless any such Loan is refinanced by Lender or any of its affiliates including, in the case of the Bridge Loan, refinancing as a Long-Term Loan under the Credit
               Facility.

TERM: BRIDGE LOAN: The Bridge Loan shall have a term of one year from the Closing Date.

               LONG-TERM LOANS: The Long-Term Loans shall have an initial term of two years from the Closing Date.

EXTENSION:     BRIDGE LOAN:  One six month  extension.  Such  extension  will be granted upon the request of Bridge Borrower, upon written notice to Lender not less than one (1) month nor more than two (2) months prior to the end of the initial term, PROVIDED that, INTER
               ALIA, the following  conditions are satisfied by Bridge Borrower:
               (i) there exists no event of default (or any event that, with the giving of notice or the passage of time or both would constitute an event of default) at the time the option is exercised or when the option commences, (ii) payment of an extension fee in the amount of 0.25% of the outstanding principal balance of the Bridge Loans, (iii) the purchase of an Interest Rate


                                   Exhibit A-4

               Cap for the extension period at the strike rate as set forth above, and (iv) a continued increase in the Interest Rate Spread by 25 basis points per quarter during the extended term.

               LONG-TERM LOANS: Two one-year extension options. Each such extension will be granted upon the request of Long-Term
               Borrowers,  upon  written  notice to Lender not less than one (1)
               month nor more than six (6) months prior to the end of the current term, provided that, INTER ALIA, the following conditions are satisfied by Long-Term Borrowers: (i) there exists no event of default (or any event that, with the giving of notice or the passage of time or both would constitute an event of default) at the time the option is exercised or when the option commences,
               (ii) payment of an extension fee, with respect to the second extension option only, in an amount of 0.25% of the outstanding principal balance of the Loans, (iii) the purchase of an Interest Rate Cap for the extension period at a strike rate as set forth above, (iv) upon exercise of the second extension option, the Interest Rate Spread shall increase to 410 basis points and (v) immediately prior to the second extension, Debt Yield (hereinafter defined) for the Credit Facility shall be not less than 11%, including as the result of any permitted voluntary prepayment at such time in accordance herewith.

               The entire outstanding principal balance of each Loan, together with any accrued and unpaid interest thereon, shall be due and payable at the expiration of the term of such Loan and any extensions thereto.

COLLATERAL:    The  Bridge  Loan  shall  be  secured  by (i) a  perfected  first priority pledge of 100% of the equity ownership interests of each of the Long-Term Borrowers, (ii) a perfected security interest in the Interest  Rate Cap referred to above,  (iii) an assignment of and  security  interest  in all  leases,  rents,  room  revenues,
               deposits,   letters  of  credit,  income  and  profits,   reserve
               accounts, contracts, agreements, and personal property relating to the Properties and any and all assets of any kind or nature whatsoever of the Purchaser and its subsidiaries, including, without limitation, the IP Collateral (as defined below), and
               (iv) at Lender's option, a perfected first mortgage on the fee simple interest in the land and improvements as to each Property
               (collectively, the "BRIDGE COLLATERAL").

               The Mortgage Loans shall be secured by, among other things, (i) a perfected first mortgage on the fee simple interest in the land and improvements as to each Property (each, a "MORTGAGE LIEN"),
               (ii) an assignment of all related leases, rents, deposits, letters of credit, income and profits, (iii) a perfected security interest in the Interest Rate Cap referred to above and (iv) an assignment and/or a perfected security interest in all other construction and other contracts, agreements and personal property relating to the Properties, including sales contracts and related deposits (collectively, the "MORTGAGE LOAN COLLATERAL")

               Any Mezzanine Loans shall be secured by, among other things, (i) a perfected first priority pledge of 100% of the equity ownership interests in the applicable CMBS Borrower (or, with respect to multiple levels of Mezzanine Loans, such holder of indirect interests in the applicable CMBS Borrower as determined by Lender), (ii) a perfected security interest in any reserve accounts established on behalf of Lender, subject to the Mortgage Loans and


                                   Exhibit A-5
               any senior Mezzanine Loans, (iii) a perfected security interest in the applicable Interest Rate Cap, and (iv) an assignment and/or a perfected security interest in all other contracts, agreements and personal property, subject to the Mortgage Loans and any senior Mezzanine Loans (the "MEZZANINE COLLATERAL").

               The Holdco Mezzanine Loan shall be secured by (i) a perfected first priority pledge of 100% of the equity ownership interests of each of the CMBS Borrowers, (ii) a perfected security interest in the Interest Rate Cap referred to above, (iii) a perfected security interest in any reserve accounts established on behalf of Lender, subject to the Mortgage Loans and any senior Mezzanine Loans, and (iv) to the extent obtainable, an assignment of and security interest in all leases, rents, room revenues, deposits, letters of credit, income and profits, reserve accounts, contracts, agreements, and personal property relating to the
               Properties  and  any  and  all  assets  of  any  kind  or  nature whatsoever of the Holdco Mezzanine Borrower, including, at Lender's option as described below, the IP Collateral, subject, in all events, to the Mortgage Loans and the Mezzanine Loans(collectively, the "HOLDCO MEZZANINE COLLATERAL").

               The Bridge Loan and/or one or more of the Long Term Loans, as determined by Lender in its sole discretion, shall be secured by
               (i) a perfected first priority security interest in the Intellectual Property, (ii) an assignment and/or a perfected first priority security interest in all contracts, agreements and tangible and intangible personal property relating in any manner to the Intellectual Property (the Intellectual Property and the other property described in this clause (ii), collectively, the "IP COLLATERAL"), and (iii) a collateral assignment of Borrowers' rights under that certain Indemnification Agreement to be executed on the Closing Date by Peter A. Morton in favor of Borrowers (the "MORTON INDEMNIFICATION AGREEMENT"), as well as the PWR/RWB Escrow Agreement (as defined in the Merger Agreement) (such additional collateral, together with the IP Collateral, the Holdco Mezzanine Collateral, the Mezzanine Collateral, the Mortgage Loan Collateral and the Bridge Collateral, the "COLLATERAL").

HOLDCO
MEZZANINE
GUARANTEE:     As consideration for the intercompany loans between Borrowers and
               Purchaser described under "Use of Proceeds" above, Purchaser will execute a guaranty  and  indemnity  with  respect to the recourse
               obligations  of  the  Holdco  Mezzanine   Borrower  and  MergerCo
               described under "Recourse" below. Such guaranty and indemnity shall be secured by a pledge of, and recourse under the guaranty shall be limited to, Purchaser's equity interest in the Holdco
               Mezzanine Borrower and MergerCo. Purchaser shall covenant that, except for the payment of employee salaries and benefits, not to voluntarily dispose of its assets other than on an arms-length basis in exchange for fair consideration or declare any dividends or other distributions.

RECOURSE:      Except as set forth  below,  the  Bridge  Loan  and/or the Holdco
               Mezzanine Loan, as determined by Lender in its sole discretion, shall be recourse only to the Bridge Collateral, the Holdco
               Mezzanine  Collateral  and/or the IP Collateral  (whether such IP
               Collateral is held directly or indirectly by Bridge Borrower or Holdco Mezzanine Borrower, as the case may be, or collaterally assigned to Bridge Borrower or Holdco Mezzanine Borrower by any of their direct or indirect subsidiaries having rights therein), as applicable.


                                   Exhibit A-6

               Except as set forth below, the Mortgage Loans and the Mezzanine Loans will be recourse only to the Properties, the Mortgage Loan Collateral and/or the Mezzanine Collateral, as the case may be.

               Notwithstanding the foregoing, certain principals of the Purchaser and the Borrowers, as determined by Lender in its sole discretion, including, without limitation, Morgans Hotel Group Co., (collectively, the "GUARANTORS") shall be jointly and severally liable for any actual losses, damages, liabilities and reasonable expenses incurred by Lender pursuant to standard non-recourse carve-outs, including, but not limited to: (i)
               misappropriation          of         insurance          proceeds,
               condemnation/expropriation proceeds, and/or any tenant security deposits by Borrowers or a party controlled by Borrowers, including any property manager, in violation of the Loan Documents, (ii) the misapplication, by Borrower, any affiliated managing agent or other agent of Borrower or any other party with whom Borrower shall collude or cooperate, of rents collected more than one month in advance, (iii) revenues and rents collected by Borrower or any manager or agent of Borrower after an event of default under the Loan Documents (as hereinafter defined) and not delivered to Lender, (iv) physical damage to the Properties arising from intentional misconduct or gross negligence of any Borrower or any Guarantor, or any of their authorized principals, officers, agents or employees, and any removal of assets forming part of the Properties in violation of the Loan Documents, (v) failure to pay (or deposit into reserves held by Lender funds sufficient to pay) taxes or other liens with priority over or equal to Lender's Loan Documents, (vi) damages arising from any fraud or misrepresentation of any Borrower or any Guarantor, or any of their authorized principals, officers, agents or employees, (vii) failure to pay charges for labor or materials or other charges that have become liens on any portion of the Properties, (viii) all of the obligations and indemnities in the Loan Documents with respect to hazardous substances or toxic substances or the failure of any of the Properties to comply with environmental laws (Borrowers and each Guarantor will jointly and severally execute a separate environmental indemnity agreement at closing), (ix) the failure of any Borrower to maintain its status as a single purpose entity in accordance with the Loan Documents,
               (x) the failure of any Borrower to obtain Lender's consent to any subordinate financing or other voluntary lien encumbering any Property, (xi) the interference by Borrower or any Guarantor (or any of their respective affiliates that control any of the foregoing) with Lender's pursuit of its rights or remedies under the Loan Documents following an Event of Default, except if Borrower or Guarantor shall succeed in such action after Lender has exhausted all appeals and judicial remedies with respect thereto, (xii) failure to maintain insurance under blanket insurance policies to the extent permitted hereunder, (xiii) any breach by any Borrower of any Closing Representation, and (xiv) any breach by Borrowers of the negative covenants in the Loan Documents concerning the exercise of any rights or remedies under the Morton Indemnification Agreement or the PWR/RWB Escrow Agreement without the prior written consent of Lender or satisfaction of any indemnification claims from the PWR/RWB Escrow Fund (as defined in the Merger Agreement) other than pursuant to the Morton Indemnification Agreement.

               Each Borrower and each Guarantor shall be jointly and severally personally liable for the full amount of the Credit Facility in the event that (a) any Borrower fails to obtain Lender's consent to any assignment, transfer or conveyance of any Property or any of the IP Collateral not permitted by the Loan Documents; (b) (1) any Borrower or any Guarantor files a voluntary


                                   Exhibit A-7
               petition under the United States Bankruptcy Code or any other federal or state bankruptcy or insolvency law, (2) any Borrower or any Guarantor files an answer consenting to, or any Borrower or any Guarantor (or any of their respective affiliates that control any Borrower or Guarantor) consents or acquiesces to or joins in, any involuntary petition filed against any Borrower or Guarantor, as the case may be, under the United States Bankruptcy Code or any other federal or state bankruptcy or insolvency law,
               (3) any Borrower or any Guarantor (or any of their respective affiliates that control any Borrower or Guarantor) consents to, or otherwise acquiesces or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for any Borrower or any portion of any Property or any portion of the IP Collateral (other than any such appointment at the request or petition of Lender or its affiliates), or (4) any Borrower or any Guarantor makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (c) an involuntary petition is filed against any Borrower or any Guarantor under the United States Bankruptcy Code or any other federal or state bankruptcy or insolvency law by or on behalf of any party other than Lender, and any such petition is not dismissed within 90 days, or any Borrower or any Guarantor (or any of their respective affiliates that control any Borrower or Guarantor) solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower or any Guarantor, unless, in the case of any voluntary or involuntary petition, receivership or assignment by or affecting any Guarantor, one or more guarantors acceptable to Lender in its sole discretion remains or becomes a guarantor of the Credit Facility as required by this paragraph and the preceding paragraph.

CROSS DEFAULT;
CO-BORROWING:  Lender shall have the right,  without the consent of any Borrower or any other Person, to determine the extent to which any Loans are cross-defaulted with each other and the extent to which two or more Borrowers shall be jointly and severally liable for all or any portion of the Credit Facility.

VOLUNTARY
PREPAYMENT;
SPREAD
MAINTENANCE:   BRIDGE LOAN: The Bridge Loan may be prepaid, in whole or in part, upon not less 10 days' prior written notice, at the option of the Bridge Borrower at any time; PROVIDED that no such notice shall be required in connection with any refinancing as Long-Term Loans under the Credit Facility.

               LONG-TERM LOANS: The Long-Term Loans may be prepaid, in whole or in part, upon not less than 10 days' prior written notice, at the option of the applicable Long-Term Borrower at any time; PROVIDED that (a) each prepayment shall be in an amount not less than $5,000,000.00 and (b) if such prepayment is made prior to the first Payment Date occurring after the date that is 18 months from the Closing Date (the "LOCKOUT RELEASE DATE"), Lender shall receive a "SPREAD MAINTENANCE PREMIUM" in an amount equal to the product of (a) the principal amount of such prepayment, (b) the Interest Rate Spread and (c) a fraction, the numerator of which shall equal the actual number of days from the date of such payment through the Lockout Release Date and the denominator of which is 360. If any prepayment is made on a date other than a Payment Date, such prepayment shall be accompanied by interest accrued on such prepayment amount through and including the next succeeding Payment Date.


                                   Exhibit A-8

DUE ON SALE;
NEGATIVE
PLEDGE: As more particularly set forth in the Loan Documents, any sale, transfer, pledge, assignment or conveyance (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) (each, a "TRANSFER") of all or any part of the Properties or the IP Collateral or of any direct or indirect interest in any Borrower or any Guarantor (other than customary transfers of public securities that do not give rise to a change of control of any Borrower) shall give Lender the right to declare the entire balance of the Credit Facility immediately due and payable; PROVIDED that (i) holders of direct or indirect interests in any Borrower may Transfer up to an aggregate of 49% of the direct or indirect interests in such Borrower so long as the control of such Borrower does not change, Borrowers deliver prior written notice of any such Transfer to Lender and if the transferee, as a result of such Transfer, owns, directly or indirectly, more than 49% of the interests in any Borrower, Borrowers deliver a revised non-consolidation opinion acceptable to Lender in connection with such transfer and, if such Transfer occurs after Securitization (as hereinafter defined), a Rating Agency confirmation, (ii) holders of direct or indirect interests in any Borrower may Transfer such interests (A) to any other Borrower or any member or partner of any Borrower (other than members or partners of Purchaser) who is a member or partner of such Borrower as of the Closing Date, so long as the control of any Borrower does not change or (B) by maintenance, devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest to a member of the immediate family of such interest holder or a trust established for the benefit of such immediate family member, provided that (x) no such Transfer shall result in a change of the day-to-day operations of the Properties, (y) Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days after the date of such transfer, (z) the legal and financial structure of Borrowers and their members or partners, as applicable, and the single purpose nature and bankruptcy remoteness of Borrowers and their members or partners, as applicable after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements, so long as Borrowers deliver prior written notice of any such transfer to Lender and if the transferee, as a result of such transfer, owns, directly or indirectly, more than 49% of the interests in any Borrower, Borrowers deliver a revised non-consolidation opinion acceptable to Lender in connection with such Transfer and, if such Transfer occurs after Securitization (as hereinafter defined), a Rating Agency confirmation, and (iii) the Property Releases set forth below shall be permitted. Notwithstanding the foregoing, the Purchaser shall control the Long-Term Borrowers and own, directly or indirectly, at least 51% of each Long-Term Borrower at all times.

               In addition, for so long as the Holdco Mezzanine Loan is outstanding, neither the Purchaser nor any of its subsidiaries shall Transfer any portion of the equity interests of the Purchaser or Target; PROVIDED that holders of direct or indirect equity interests in the Purchaser may transfer up to an aggregate of 49% of the such interests so long as the control of the Purchaser does not change; and PROVIDED FURTHER that customary transfers of public securities that do not give rise to a change of control of Purchaser or any Borrower shall be permitted. Any Transfer in violation of the foregoing shall give the Lender the right to declare the entire balance of all Loans to be immediately due and payable.


                                   Exhibit A-9

PROPERTY
RELEASES:      In connection with any Long-Term  Loan, the applicable  Long-Term
               Borrower  shall  be  permitted  to  obtain a  release  (a) of the
               Mortgage  Lien on any Property  securing such  Long-Term  Loan in connection  with the  sale of such  Property  to an  unaffiliated third  party  or  (b) of  Lender's  security  interest  in the IP
               Collateral  in  connection  with the  transfer  of all of such IP
               Collateral to an unaffiliated  third party;  PROVIDED that, INTER
               ALIA, the following  conditions  (the "RELEASE  CONDITIONS")  are satisfied:  (i) the  applicable  Long-Term  Borrower shall pay to
               Lender the Release Price (hereinafter defined) for the applicable
               Property or IP Collateral,  together with the Spread  Maintenance
               Premium,  if any, on the amount so prepaid,  all interest accrued through the next payment date, and the  applicable  Exit Fee (ii)
               no default  exists,  (iii) the Debt Yield after giving  effect to the  release is equal to or greater  than the greater of the Debt
               Yield in  effect  as of the  Closing  Date or the  Debt  Yield in effect  immediately  prior to the date of such release,  (iv) the
               applicable   Long-Term  Borrower  shall  have  paid  all  of  the
               reasonable third party legal fees and out-of pocket third party expenses incurred by Lender, (v) the LTV (as hereinafter defined) after giving effect to the release shall be equal to or less than the lesser of the LTV in effect as of the date hereof or the LTV in effect immediately prior to the Closing Date, (vi) the applicable Long-Term Borrowers shall execute such documents as reasonably necessary by Lender to reflect such release and (viii) if any prepayment is made on a date other than a Payment Date, such prepayment shall be accompanied by interest accrued on such prepayment amount through and including the next succeeding
               Payment Date.

               "RELEASE PRICE" shall mean the greater of (A) the net sale proceeds from the applicable sale (expenses shall be approved by Lender but in no event shall they exceed 8% of the sales price) and (B) 125% of the allocated loan amount (x) for the applicable Property, as set forth on EXHIBIT B to the Commitment, or (y) for the IP Collateral, as set forth on EXHIBIT C to the Commitment, in each case as determined by Lender. "DEBT YIELD" shall mean the ratio, expressed as a percentage, of the net cash flow (as determined in accordance with Lender's then current underwriting standards for similar transactions) of the remaining Properties as of the date of computation, divided by the outstanding principal balance of the Loans as of such date. "LTV" shall mean the ratio, expressed as a percentage, of the outstanding principal balance of the Loans on the date of computation, divided by the value of the remaining Properties as determined by Lender in its reasonable discretion.

PARTIAL
RELEASE OF
ADJACENT
PROPERTY:      In  connection  with any  Long-Term  Loan secured by the Adjacent
               Property, the applicable Long-Term Borrower shall be permitted to obtain a partial release of the Mortgage Lien on a portion of the
               Adjacent  Property in  connection  with a sale of such portion of
               the  Adjacent   Property   (each,  a  "RELEASE   PARCEL")  to  an
               unaffiliated  third  party;  PROVIDED  that  each of the  Release
               Conditions  set forth above shall have been  satisfied (but based upon a Release Price determined as set forth in the definition of that term set forth above, but using an allocated loan amount for the Release  Parcel in an amount  specified by Lender in its sole
               but   reasonable   discretion)   and  the  following   additional
               conditions, inter alia, are satisfied: (i) the sale of the Release Parcel and the remaining portion of the Adjacent Property after giving effect to the release shall comply with all applicable zoning, land use, certificate of occupancy and other applicable laws and regulations, (ii) the use and operation of the Release Parcel by the purchaser thereof shall (A) comply with all applicable zoning, land use, certificate of occupancy and other applicable


                                   Exhibit A-10
               laws and regulations, (B) not be in violation of the terms of any lease applicable to the Adjacent Property, and (C) be consistent with, in Lender's reasonable discretion, the other then-current uses of the Adjacent Property, and the purchaser of the Release Parcel shall have executed and delivered to the applicable Long-Term Borrower a written agreement acknowledging the foregoing obligations on the part of such purchaser; (ii) if Lender shall deem the same to be necessary, Long-Term Borrower shall cause to be created and properly recorded, a reciprocal easement agreement (or such other agreement or instrument as Lender shall require in its sole discretion) for ingress, egress, parking, utilities and any common areas and common area expenses, for the benefit of the Release Parcel and the remaining portion of the Adjacent Property, that is acceptable in form and substance to Lender in its sole discretion; (iii) the applicable Long-Term Borrower shall deliver to Lender, at such Long-Term Borrower's sole cost and expense, ALTA/ASCM surveys of each of the remaining portion of the Adjacent Property and such Release Parcel, which surveys shall conform to the requirements of Lender; (iv) a title insurance company acceptable to Lender shall issue an endorsement to the applicable title insurance policy regarding the validity of Lender's lien on the remaining portion of the Adjacent Property after such partial release and any other endorsements reasonably requested by Lender in connection therewith; (v) any such partial release shall be at no cost or expense to Lender; and (vi) the applicable Long-Term Borrower shall deliver to Lender such amendments to the Loan Documents as shall be necessary to effectuate such release, as well as all documents and information reasonably requested by Lender in order to verify the satisfaction of the foregoing conditions.


PARTIAL
RELEASE
OF IP
COLLATERAL:    In  connection   with  any  Long-Term  Loan  secured  by  the  IP
               Collateral, the applicable Long-Term Borrower shall be permitted to obtain a release of Lender's lien on a portion of the IP
               Collateral  in  connection  with a sale of such portion of the IP
               Collateral  (the  "RELEASE IP") to an  unaffiliated  third party;
               PROVIDED that each of the Release Conditions set forth above shall have been satisfied (but based upon a Release Price determined as set forth in the definition of that term set forth above, but using an allocated loan amount for the Release IP in an amount specified by Lender in its sole but reasonable discretion) and the applicable Long-Term Borrower shall have delivered to Lender such amendments to the Loan Documents as shall be necessary to effectuate such release.

MANDATORY
PREPAYMENT:    BRIDGE LOAN: The Bridge Loan shall be prepaid,  INTER ALIA,  with
               (a) 100% of the net cash proceeds of any mortgage financing (or refinancing thereof) by the Bridge Borrower or any of its subsidiaries of the Properties or the IP Collateral, including, without limitation, any Long-Term Loan, (b) 100% of the net cash proceeds of all asset sales or other dispositions by the Bridge
               Borrower or any of its subsidiaries (including insurance and condemnation proceeds and any purchase price refund in respect of any acquisition) of any of the Properties or the IP Collateral, and (c) 100% of the net cash proceeds of issuances, offerings or placements of debt obligations of Purchaser or any of its subsidiaries.

               LONG-TERM LOANS: The Long-Term Loans shall be prepaid, INTER ALIA, with 100% of the applicable Release Price in connection with any asset sale or other disposition by any Borrower or any of subsidiary of any Borrower and


                                  Exhibit A-11

               100% of any insurance and condemnation proceeds from any of the Properties.

               SCHEDULED AMORTIZATION PAYMENT: On or prior to the one year anniversary of the Closing Date, Borrowers shall make a principal prepayment on the then-outstanding Loans (including the Bridge Loan, if the term thereof shall have been extended as provided herein) under the Credit Facility in an amount equal to either
               (a) if such prepayment is made without any release of any Property, $70,000,000.00 (the "MINIMUM AMORTIZATION PAYMENT") or
               (b) if such prepayment is made in connection with a release of the Mortgage Lien on the Adjacent Property under the Loan Documents, the greatest of (x) the net proceeds from any sale or refinancing of the Adjacent Property at such time (expenses shall be approved by Lender but in no event shall they exceed 8% of gross proceeds of such sale or refinancing), (y) $250,000,000.00 or (z) such amount as would be sufficient, after giving effect to such prepayment of the Loans, to result in a Debt Yield of not less than 12%. Any prepayment under the preceding sentence shall be accompanied by all interest accrued through the next payment date, the applicable Exit Fee, payment of all of the reasonable third party legal fees and out-of pocket third party expenses incurred by Lender, if any, and payment of any other amounts then due and payable pursuant to the Loan Documents, other than any Spread Maintenance Premium thereon.

               If, at any time prior to the one year anniversary of the Closing Date, the IP Collateral is sold and released from the lien of the Loan Documents, Borrowers may, at their option, apply up to $20,000,000.00 of the proceeds of such sale toward the satisfaction of the Minimum Amortization Payment.

               If the Minimum Amortization Payment shall have been paid in full, then the allocated loan amount for the Adjacent Property shall be reduced to either (i) $144,000,000.00, if no proceeds from any sale of the IP Collateral were applied to the satisfaction of the Minimum Amortization Payment or (ii) $160,000,000.00, if the IP Collateral shall have been sold and $20,000,000.00 of the proceeds of such sale shall have been applied toward the satisfaction of the Minimum Amortization Payment as provided in the preceding paragraph.

               If, at any time prior to the one year anniversary of the Closing Date, Borrowers effect a partial release with respect to the Adjacent Property in the manner described under "Partial Release of Adjacent Property" above that results in repayment of a portion of the outstanding Loans, the Minimum Amortization Payment shall be reduced as a result of such repayment by an amount to be determined by Lender and reasonably acceptable to Borrowers.

DEFAULT RATE:  Four percent (4.0%) over the non-default rate (no grace period).

LATE CHARGES:  Five percent (5.0%) for any overdue payment (no grace period).

REPRESENTATIONS
WARRANTIES;
LOAN
DOCUMENTS:     The  definitive  documentation  relating  to the Loans (the "LOAN
               DOCUMENTS")   will  contain   representations,   warranties   and
               covenants that are usual and customary for  transactions  of this nature or reasonably  required by Lender for this  transaction in particular,  and that are  reasonably  acceptable  to  Borrowers,
               including  but  not  limited  to,  those   specified   under  the
               Commitment  Letter,


                                   Exhibit A-12
               with such changes as are appropriate in connection with any Loan, as well as a representation and warranty that the Acquisition and the Other Transaction Closings (as defined in the Merger Agreement) were consummated in accordance with the terms and conditions of the Merger Agreement and the Other Transaction Documents (as defined in the Merger Agreement), with only such amendments, supplements and modifications thereto, and waivers and extensions thereunder, as Lender shall have approved in advance. The terms and provisions of any Loan are not limited to those set forth in this Term Sheet or the Commitment Letter. Those matters that are not covered by or made clear under this Term Sheet or the Commitment Letter shall be set forth in the Loan Documents.

AFFIRMATIVE
COVENANTS:     All affirmative covenants customary for transactions of this type and others to be reasonably specified by Lender (to be applicable
               to  the  Guarantors,   the  Borrowers  and  their  subsidiaries),
               including, without limitation,  delivery of financial statements,
               reports,    accountants'    letters,    projections,    officers'
               certificates  and  other  information   reasonably  requested  by
               Lender; payment of other obligations; continuation of business and maintenance of existence; maintenance of material rights and privileges; compliance with applicable laws and all rules and regulations; compliance with material contractual obligations;
               maintenance of property and insurance; maintenance of books and records; right of Lender to inspect property and books and records; notices of defaults, litigation and other material events; compliance with environmental laws; continued perfection of security interests in existing and subsequently acquired collateral; maintenance of Intellectual Property and separateness and single purpose entities; further assurances.

NEGATIVE
COVENANTS:     All negative  covenants  customary for  transactions of this type and others to be reasonably specified by Lender (to be applicable
               to  the  Guarantors,   the  Borrowers  and  their  subsidiaries),
               including, without limitation, limitations on (with exceptions to
               be   agreed):   indebtedness   (including   preferred   stock  of
               subsidiaries);    liens;    guarantee    obligations;    mergers,
               consolidations,  liquidations and dissolutions;  sales of assets;
               dividends and other payments in respect of capital stock; capital and development  expenditures;  investments,  loans and advances;
               optional  payments and  modifications  of subordinated  and other debt instruments; transactions with affiliates; changes in fiscal year; negative pledge clauses;  changes in lines of business; and
               changes in passive  holding  company  status.  The Loan Documents shall  also  include  a  negative  covenant  to the  effect  that
               Borrowers  will not  exercise  any rights or  remedies  under the
               Morton Indemnification  Agreement or the PWR/RWB Escrow Agreement
               without the prior written  consent of Lender and that in no event
               shall  the  PWR/RWB   Escrow  Fund  (as  defined  in  the  Merger
               Agreement) be used to satisfy any indemnification claims other than pursuant to the Morton Indemnification Agreement until expiration of the term thereof.

SUBORDINATE
FINANCING
(SECURED/
UNSECURED):    None permitted,  other than (i) Mezzanine  Loans  contemplated by the Credit  Facility,  (ii) unsecured trade and operational  debt incurred in the ordinary  course of business and not  outstanding for more than 60 days with trade  creditors and in amounts as are normal and reasonable under the circumstances,  but not exceeding
               2.0% of the  applicable  Loan,  and not evidenced by a note or as
               otherwise   approved   by  Lender,   and  (iii)   capital   lease
               obligations.


                                  Exhibit A-13

INTEREST
RESERVE: Borrowers shall deposit on the Closing Date an amount equal to the difference between underwritten projected net cash flow and projected interest expense, as determined by Lender in its reasonable discretion, to cover the payment of interest due on the Loans for a period of 24 months. Any extension of any Loan shall require a replenishment of the Interest Reserve in an amount equal to the difference between underwritten projected net cash flow and projected interest expense, as determined by Lender in its reasonable discretion. Amounts on deposit in the Interest Reserve shall be applied, on a monthly basis, to the payment of debt service on the Loans. The Interest Reserve will be terminated, and amounts on deposit therein will be released to Borrowers, if at any time DSCR meets or exceeds a target DSCR to be agreed between Lender and Borrowers. "DSCR" shall mean the ratio of the net cash flow (as determined in accordance with Lender's then current underwriting standards for similar transactions) of the remaining Properties for the trailing 12 month period, divided by the debt service for such period. At no time during the term of the Loans, prior to satisfaction of the conditions in the preceding sentence, will amounts on deposit in the Interest Reserve be less than an amount equal to six month's debt service on the Loans.

               Lender's determination of (i) underwritten projected net cash flow for purposes of calculating the Interest Reserve under this Section as of the Closing Date shall be calculated in a manner consistent with Lender's standard underwriting criteria in effect as of the date hereof (as reflected in a preliminary Sources and Uses attached hereto as SCHEDULE A, which is attached solely for purposes of illustrating Lender's current standard underwriting methodology and is not intended to be dispositive or binding upon the parties hereto for any purpose), with such changes to Lender's standard underwriting criteria as Lender may reasonably apply based upon market factors in effect as of the Closing Date, and any new or revised standard underwriting criteria that, in each case, have become applicable to the Properties subsequent to the date hereof as a result of changes in circumstances relating to or affecting the Properties, and (ii) projected interest expense shall be calculated as the actual interest expense on the Loans funded on the Closing Date (based upon the Interest Rate Spread over LIBOR at the strike price referred to herein).

TAX &
INSURANCE
RESERVE: Borrowers shall deposit monthly 1/12 of the annual taxes and insurance premiums as estimated by Lender. At closing, the reserve will be funded in an amount which, when the required monthly payments are added thereto, will be sufficient to pay such charges when due. Borrowers shall not be entitled to any interest on any amounts deposited in such reserve, which interest shall be for the account of Lender. If, after reviewing the blanket insurance policy of Purchaser and its affiliates, Lender determines, in its sole discretion, that no insurance reserve is required, Lender shall waive such requirement prior to the occurrence of any event of default under the Loan Documents or following any cure of any such event of default.

FF&E RESERVE:  Borrowers  shall deposit  monthly 3% of the gross revenues of the
               Properties for FF&E, which, for purposes of the Credit Facility, shall include customary FF&E items, as well as casino gaming equipment and rock and roll memorabilia unique to the Resort. Any interest earned on such amounts shall be accumulated for the benefit of Borrowers to be used in accordance with the purpose of such reserve.


                                  Exhibit A-14

REPAIR
RESERVE: Borrowers shall deposit on the Closing Date 115% of the estimated cost of (i) any immediately needed maintenance and repairs (as determined by the engineering report) and (ii) any environmental remediation or other work related to environmental matters that Lender determines is necessary with respect to the Properties. Any interest earned on such amounts shall be accumulated for the benefit of Borrowers to be used in accordance with the purpose of such reserve. After completion of all repairs and remediation, all remaining funds in such reserve shall be released to Borrowers.

CAPITAL
EXPENDITURES
RESERVE: Borrowers shall deposit on the Closing Date an amount to be determined by Lender and reasonably acceptable to Borrowers but not less than $10,000,000.00, to fund ongoing capital expenditures at the Properties, as approved by Lender in its sole discretion. Any interest earned on amounts on deposit in the capital expenditures reserve account shall be accumulated for the benefit of Borrowers to be used in accordance with the purpose of such reserve.

GENERAL
RESERVE: Borrowers shall deposit $12,000,000.00 into a general reserve account on the Closing Date to be used for such uses and purposes as Lender shall determine in its sole discretion, including, without limitation, application to the Interest Reserve or any other reserve established hereunder. Any interest earned on amounts on deposit in the general reserve account shall be accumulated for the benefit of Borrowers to be used in accordance with the purpose of such reserve.

MANAGEMENT:    Management  of the  Properties  shall be  conducted  by an entity approved by Lender in its reasonable good faith judgment. Any management agreements shall be submitted to, and be approved by Lender. The management fees payable by Borrowers thereunder shall not exceed the base management fees set forth in the management agreements delivered to and approved by Lender prior to the Closing Date and no incentive fees or other fees shall be payable thereunder until the DSCR as of three (3) consecutive calendar quarters is equal to or greater than a DSCR threshold to be determined by Lender in accordance with its standard underwriting practices in which event an incentive fee not to exceed an amount determined by Lender in accordance with its standard underwriting procedures may be paid to manager. The management agreements and any agreement with the Gaming Licensee and the fees thereunder shall be subordinate to the Loan Documents (including payment of debt service), and shall provide that such agreements may be terminated by Lender, without penalty or fee, during the term upon (i) a change in control of the manager or Gaming Licensee, as the case may be, (iii) a continuing default (beyond any applicable grace or cure period) under the Loan Documents, (iii) the manager or Gaming Licensee, as the case may be, becoming insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) the manager or Gaming Licensee, as the case may be, committing any fraud, gross negligence, willful misconduct or misappropriation of funds. Borrowers shall also provide copies of all other contracts relating to the Properties (certified by Borrowers to be complete and correct).

               If at any time revenue of the Target (or the surviving entity in the merger contemplated by the Merger Agreement) and its subsidiaries that arises from, or is attributable to, gaming operations at the Properties decreases below a revenue threshold amount determined by Lender in its sole but reasonable


                                  Exhibit A-15
               discretion (expressed as a percentage of the projected revenue for gaming operations as set forth in the Projections supplied to Lender as of the Closing Date), then Lender or Purchaser shall have the right to terminate the Gaming Licensee and appoint a new person or entity to oversee and manage the gaming operations at the Properties that is acceptable to Lender in its sole discretion.

REPORTING
REQUIREMENTS:  Borrowers  and  Guarantors  shall  provide  unaudited   quarterly
               statements within 45 days of the end of each calendar quarter during the term and audited financial statements certified by an officer of the applicable entity (acceptable to Lender) within 60 days of the end of the calendar year during the term. Borrowers shall provide monthly financial statements within 30 days of month-end for the first 12 months following the Closing Date, and as reasonably requested by Lender thereafter. Borrowers shall provide annual budgets for the Properties which shall be subject to Lender's approval, which approval shall not be unreasonably withheld.

CASH
MANAGEMENT:    Borrowers  agree that all credit card receipts and rents from the
               Properties  and all licensing  fees or other receipts from the IP
               Collateral will be deposited directly into an account controlled by Lender at a financial institution reasonably acceptable to Lender (the "LOCKBOX ACCOUNT"). Borrowers will cause the manager of the Properties to deposit all other revenues in the Lockbox
               Account within one business day after receipt. All funds in the Lockbox Account will be swept on each business day to an account designated and controlled by Lender or Lender's servicer (the
               "CASH MANAGEMENT ACCOUNT"). On each business day, Lender shall withdraw all funds from the Cash Management Account and allocate them in the following order (i) first, to pay Lender the monthly installment of interest due under the Loans on the next Payment
               Date and to fund all monthly reserves required pursuant to the Loan Documents on such Payment Date, (ii) second, to pay CMBS
               Borrowers amounts set forth in the approved annual budget for operating expenses for such month and any other extraordinary expenses approved by Lender for such month, and (iii) amounts remaining in the Cash Management Account after payment of all such amounts shall be disbursed to the CMBS Borrowers. The Lock
               Box Account and Cash Management Account shall be held as additional security for the Loans.

NO FRANCHISE
AGREEMENTS:    Borrowers shall represent and warrant in the Loan Documents that, other than as approved by Lender, none of the Properties is subject to any franchise agreement.

GROUND
LEASES: Any ground leases with respect to the Properties shall be reasonably acceptable to Lender. Borrowers shall cause each ground lessor under a ground lease to deliver to Lender an estoppel agreement reasonably satisfactory to Lender prior to the Closing Date. Lender may require a ground lease reserve be established with Lender to pay all amounts due from Borrowers under the ground leases.

INSURANCE:     Borrowers  shall provide  insurance  coverage for each  Property, including foreign and domestic terrorism insurance, business interruption insurance, and such other insurance reasonably required by Lender (including, flood, earthquake and windstorm), in all events in an amount sufficient to satisfy in full the entire principal amount of any Loans secured, directly or indirectly, by


                                  Exhibit A-16
               the applicable Property, together with all interest accrued thereon and all other amounts due and payable thereunder. The provider of all such insurance must be rated at least "A" by Standard & Poor's Rating Services and Moody's Investor Service, Inc. Lender will permit the Properties to be covered by a blanket insurance policy covering Purchaser's affiliates so long as (i) no event of default under the Loan Documents shall have occurred and be continuing and (ii) such blanket policy's aggregates and deductibles on a per occurrence basis otherwise satisfy the foregoing requirements.

SECURITIZATION: Borrowers understand that Lender may securitize and/or syndicate any Loan in a public or private securities offering which is rated by one or more rating agencies (the "SECURITIZATION"). In this connection, the Loan Documents will require the Borrowers to, among other things, provide Lender with all information and materials reasonably required by Lender in the Securitization process (including updated financial and operating statements, as applicable, of the Guarantors), and use commercially reasonable, good faith efforts to help facilitate the consummation of the Securitization. Certain of the nationally recognized rating agencies (the "RATING AGENCIES") will rate some or all of the securities or the Loans. Borrowers agree to cooperate, at Lender's expense, with Lender to effect this Securitization, including providing the Rating Agencies with such additional information as they may reasonably request after the closing, amending the Loan Documents and organizational documents of Borrowers as may be required by the Rating Agencies. Borrowers shall indemnify Lender for any losses that relate to any misleading or incorrect information provided by or on behalf of Borrowers and included in the offering document. Any necessary amendment of the Loan Documents or the organizational documents to facilitate any Securitization will not materially adversely alter the economic and any other terms thereof, including recourse carve-outs.

TITLE/SURVEY:  CMBS  Borrowers  shall  deliver  to Lender at the  closing of any
               Mortgage Loan (and at CMBS Borrower's sole cost and expense) title policies issued by First American Title Insurance Company of New York and/or Fidelity National Title Insurance Company in respect of the Properties in form and substance acceptable to Lender, with such endorsement, co-insurance and reinsurance as is approved by Lender, insuring Lender, in an amount at least equal to the principal amount of the Loans, that Lender's security instrument constitutes a first lien or charge upon the Properties subject only to such items as shall have been approved in writing by Lender and its attorneys. Such title policies shall be obtained through the services of an agent determined by Lender. In addition, Borrowers shall deliver Eagle 9 policies and a mezzanine endorsement to the owner's title policy with respect to the Bridge Loan, any Mezzanine Loans and the Holdco Mezzanine Loan, all in form and substance acceptable to Lender.

COST
AND YIELD
PROTECTION:    The definitive Loan Documents shall contain customary  provisions
               (i) protecting Lender, and any of its assignees or participants against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (ii) indemnifying Lender for "breakage costs" incurred in connection with, among other things, any prepayment on a LIBOR loan on a day other than the last day of an interest period with respect thereto.


                                  Exhibit A-17

EXPENSES:      Borrowers   shall   reimburse   Lender  for  all  of  its  actual
               out-of-pocket expenses, including, but not limited to, reasonable
               and  documented   fees  and  expenses  of  counsel   incurred  in
               connection with this transaction whether or not it actually closes, third party reports, title policies, surveys, recording and filing fees, mortgage recording taxes and other taxes, costs of environmental reports and any remediation required thereunder, physical condition reports and any structural repairs indicated therein or any property improvement program, and appraisals
               (collectively, the "LENDER EXPENSES"). Lender Expenses, and, if requested by any Borrower, other third party expenses which shall be paid by such Borrower, including, but not limited to, any prepayment premiums or penalties with respect to other financing to be satisfied by such Borrower or other costs or expenses incurred in connection with granting a mortgage to Lender shall be netted from the Loans at closing.

               To the extent sufficient funds remain available from the Good Faith Deposit paid to Lender pursuant to the Commitment, Lender shall apply such remaining Good Faith Deposit to actual out-of-pocket expenses incurred in connection with the third party reports and other Lender Expenses. Borrowers shall, within 5 business days, deposit with Lender such additional funds as Lender shall reasonably request to supplement such Good Faith Deposit to the extent the costs of third party reports and other Lender Expenses exceed any such unapplied Good Faith Deposit.

               The balance of any Good Faith Deposit, including any additional funds deposited pursuant to this section of the Term Sheet, to the extent not used to pay for third party reports and other Lender Expenses, will be applied against the Origination Fee (as defined in the fee letter accompanying the Commitment) due pursuant to the Commitment at the time of any final closing under this Term Sheet, and any excess thereof will be refunded promptly to the Company at such time.

BROKERAGE
FEES: Purchaser, Borrowers and Guarantors represent and warrant to Lender that they have not dealt with any finder or broker in connection with this Term Sheet. Purchaser, Borrowers and/or
               Guarantors shall pay any and all commissions and fees of any broker or finder retained by them and hereby agree to jointly and severally indemnify and hold Lender harmless from any claim for such commissions or fees. Lender represents and warrants to Purchaser that Lender has not dealt with any finder or broker in connection with this Term Sheet. Lender shall pay any and all commissions and fees of any broker or finder retained by Lender and hereby agree to indemnify and hold Purchaser harmless from any claim for such commissions or fees. Such indemnity shall survive the expiration or termination of this Term Sheet and/or the Credit Facility.

CONDITIONS
PRECEDENT:     BRIDGE  LOAN:  In addition  to the  conditions  precedent  to the
               Credit Facility  described in the Commitment  Letter,  the Bridge
               Loan shall be subject to the following conditions precedent as of the Closing Date: (i) Purchaser's counsel shall obtain, at Bridge
               Borrower's expense, Uniform Commercial Code/litigation/tax lien searches against such parties as Lender may require, with such searches to be updated as of the Closing Date; (ii) Lender shall


                                  Exhibit A-18
               have received customary legal opinions (including opinions (A) from counsel to Borrowers and Guarantors and (B) from such special and local counsel as may be required by Lender); (iii) Lender shall have received proof of customary insurance coverage reasonably satisfactory to Lender, and (iv) Lender shall have received, at least five business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

               LONG-TERM LOANS: In addition to the conditions precedent to the Credit Facility described in the Commitment Letter, Long-Term Loans shall be subject to the following conditions precedent as of the Closing Date: (i) Lender shall have satisfactorily completed its due diligence with respect to the Properties (including the review and approval of third party reports, zoning compliance and building code compliance) and the IP Collateral, the Long-Term Borrowers and the Guarantors; (ii) Long-Term Borrowers shall provide Lender an as-built, ALTA survey of the Properties certified to Lender and the issuer of the title policy by a registered land surveyor, dated not more than sixty (60) days prior to the closing date, and otherwise complying with Lender's survey requirements; (iii) Borrowers' counsel shall obtain, at Borrowers' expense, Uniform Commercial Code/litigation/tax lien searches against such parties as Lender may require showing that all personal property is owned by the CMBS Borrowers and is free from all liens and encumbrances and that none of the CMBS Borrowers, their general partners/managing members and principals or the Properties is subject to any pending litigation (other than litigation in the ordinary course of business and which is not reasonably likely to have a Collateral Adverse Effect with respect to the related Collateral), bankruptcy or tax liens, with such searches to be updated as of the closing date; (iv) Lender shall have received such legal opinions (including opinions (A) from counsel to Borrowers and Guarantors and (B) from such special and local counsel as may be required by Lender), documents, appraisals and other instruments as are customary for transactions of this type or as Lender may reasonably request; (v) Lender shall have received proof of insurance coverage satisfactory to Lender, (vi) Lender shall have received an Engineering Report for each of the Properties showing that all material improvements are in good and workable condition and comply with all applicable material regulations including ADA or, if not, an estimate of the cost and description of any deferred maintenance and repairs; (vii) Lender shall have received an Environmental Report for each of the Properties showing that there is no material violation of law in respect of any toxic substance or hazardous waste contained within the Properties; (viii) Lender shall have received such reports and other information as Lender shall have reasonably requested from the United States Patent and Trademark Office or otherwise relating to the IP Collateral showing that the IP Borrower has good and marketable title to, or licensing rights with respect to, the IP Collateral, free and clear of all liens, security interests or encumbrances; (ix) Lender shall have received, at least five business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, and (x) Lender shall have received, to its satisfaction, such other documents and instruments as Lender shall reasonably request.

GOVERNING LAW: All Loan Documents will be governed by New York law.

COUNSEL
TO LENDER:     Brown Raysman Millstein Felder & Steiner LLP.


                                  Exhibit A-19